Exhibit 10(u)

                                                       [CONFORMED COPY]






                  AMENDMENT NO. 2 TO CREDIT AGREEMENT





            AMENDMENT dated as of June 18, 1993 among BLOUNT,
  INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent (the "Agent").


                         W I T N E S S E T H :



            WHEREAS, certain parties hereto have heretofore entered into a Credit Agreement dated as of December 23, 1992 (as heretofore amended, the "Agreement"); and

            WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate amount of the Commitments of the Banks from $50,000,000 to $60,000,000, to add the New Bank as a party to the Agreement as amended hereby and to provide for changes in the respective
  Commitments of the Banks;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  Definitions; References.  Unless
  otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby, and all references to "Note" or "Notes" shall include the New Note.

            SECTION 2. New Bank; Changes in Commitments. With effect from and including the date this Amendment becomes effective in accordance with Section 4 hereof, (i) ABN-AMRO Bank, N.V. (the "New Bank") shall become a Bank party to the Agreement, (ii) the aggregate amount of the Commitments of the Banks shall be increased from $50,000,000 to $60,000,000, and (iii) the Commitment of each Bank shall be
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  the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.07 of the Agreement.

            SECTION 3.  Governing Law.  This Amendment shall
  be governed by and construed in accordance with the laws of the State of New York.

            SECTION 4.  Counterparts; Conditions to
  Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received:

            (a) duly executed counterparts hereof signed by the Borrower and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex, telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) a duly executed Note for the New Bank
         (the "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.03 of the Agreement;

            (c) an opinion of counsel for the Borrower, addressed to the Banks and the Agent, in form satisfactory to the Agent, as to the corporate authorization for and the validity of this Amendment and the Agreement as amended hereby, and such other mattters as the Agent may reasonably request; and

            (d) all documents that the Agent may
         reasonably request relating to the existence of the Borrower, the corporate authority for and validity of this Amendment and the New Note, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.


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            IN WITNESS WHEREOF, the parties hereto have caused
  this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             BLOUNT, INC.



                             By /s/ Ronald K. Gorland
                             Title: Treasurer
  Commitments

  $12,000,000                MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                             By /s/ Steven A. Tulip
                             Title: Vice President


  $12,000,000                CONTINENTAL BANK N.A.



                             By /s/ Timothy J. Pepowski
                             Title: Vice President


  $12,000,000                NATIONSBANK OF GEORGIA, N.A.



                             By /s/ John Stakel
                             Title: Vice President


  $12,000,000                SOUTHTRUST BANK OF ALABAMA, N.A.



                             By /s/ J. Neel Elliott
                             Title: Vice President




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Commitments

  $12,000,000                ABN-AMRO BANK, N.V.



                             By /s/ Thomas Dawe
                             Title: Vice President


                             By /s/ W. Patrick Fischer
                             Title: Senior Vice President

- - ----------------

  Total Commitments

  $60,000,000

                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Agent



                             By /s/ Steven A. Tulip
                             Title: Vice President

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